Exhibit 3.63

APPROVED [ILLEGIBLE]

ARTICLES OF ORGANIZATION OF [Company]

PURSUANT TO THE MARYLAND LIMITED LIABILITY COMPANY ACT, as amended (the “Act”), the undersigned authorized individual hereby executes these Articles of Organization:

ARTICLE I

The name of the limited liability company (the “Company”) is [Company].

ARTICLE II

The Company is organized to (a) purchase (and/or otherwise acquire) ownership and/or leasehold interests in one or more nursing homes, and (b) assume (and/or otherwise incur) any such obligations, and conduct any such operations, as shall be incidental or reasonably related thereto.

ARTICLE III

The address of the Company’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, and the name and the address of the Company’s resident agent in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

ARTICLE IV

The Company shall be managed by one or more managers (who need not be members), and the authority of members to act for the Company solely by virtue of their being members is limited.

[ILLEGIBLE]

ARTICLE V

Without limiting the ability of the Company to hereafter admit (and/or substitute) members and/or managers in accordance with the Company’s operating agreement, as such agreement may be amended from time to time (the “Operating Agreement”), the Company’s initial member, and the Company’s initial manager, shall be Omega Healthcare Investors, Inc., a Maryland corporation.

ARTICLE VI

The Company’s existence shall commence upon the later of (a) [date], or (b) the date on which these Articles of Organization are duly filed with the Maryland State Department of Assessments and Taxation. Unless terminated earlier pursuant to the Act or pursuant to the Company’s Operating Agreement, the Company’s term shall end on [date].

IN WITNESS WHEREOF, the undersigned individual, being duly authorized by the Company’s member and manager, executes and certifies these Articles on this __th day of _________, ____.

/s/ Stuart D. Logan
Stuart D. Logan

/s/ [ILLEGIBLE]